EXHIBIT 99.1

Tekmira Strengthens Senior Leadership Team With Key Executive Appointments in Corporate Affairs, Chemistry and Biology

VANCOUVER, British Columbia, March 18, 2015 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR), an industry-leading therapeutic solutions company focused on developing a cure for chronic hepatitis B virus infection (HBV), today announced three executive appointments: Adam Cutler has been appointed Senior Vice President, Corporate Affairs; Dr. Bruce Dorsey has been appointed Vice President, Chemistry; and Dr. Rene Cornelis Rijnbrand has been appointed Vice President, Biology. Each of these executives brings to Tekmira broad biopharmaceutical industry experience and a track record of success, with complementary skills and talents that strengthen the Company's senior leadership team.

"We are delighted to welcome Adam, Bruce and Rene to our executive team at this exciting time in Tekmira's evolution and emergence as an HBV solutions company," said Dr. Mark J. Murray, Tekmira's President and CEO. "Adam has an unparalleled reputation as a top-ranked biotechnology sell-side analyst and advisor, with extensive experience in capital formation, corporate positioning and reputation management. Bruce and Rene each has more than 10 years of experience in the biopharmaceutical industry, leading high-profile discovery research teams spanning multiple therapeutic areas, with strong focus on virology and HBV. Tekmira's leadership team today is comprised of highly creative, productive and accomplished professionals with a shared commitment to advancing novel, combination therapeutic solutions and establishing Tekmira as a global industry leader pioneering a cure for HBV."

Adam Cutler joins Tekmira from The Trout Group LLC and Trout Capital LLC, where he successfully executed financings and advised a wide range of life science companies on investor relations, business development, and capital raising strategy. Mr. Cutler spent almost 12 years as a sell-side analyst with firms including Credit Suisse, Canaccord Genuity, JMP Securities, and Banc of America Securities, with prior analytical and consulting experience at The Frankel Group and Ernst & Young, Healthcare Consulting.  Mr. Cutler holds a BA in Economics from Brandeis University.

Bruce Dorsey was most recently Vice President, Chemistry with OnCore Biopharma, focusing on HBV and building the company's US operations. Dr. Dorsey previously held senior-level positions with Teva Pharmaceuticals, Cephalon, Locus Discovery and Merck & Co, where his therapeutic focus included virology, oncology, CNS, inflammatory and gastrointestinal disorders, and pain. He has been the recipient of multiple grants, academic and professional honors, has published more than 60 scientific papers and has been an inventor on more than 40 patents. Notably, Dr. Dorsey is an inventor of CRIXIVANTM, an HIV protease inhibitor which works by blocking the replication of HIV. The impact of CRIXIVANTM on HIV/AIDS was acknowledged with two distinguished awards; a gold medal from The American Chemical Society Award for Creative Invention (1999) and the PhRMA Discoverers Award (1999). Dr. Dorsey holds a BA in chemistry from Rutgers University, a PhD in organic chemistry from the University of Pennsylvania, and was a postdoctoral fellow at Harvard University and at Yale University.

Rene Rijnbrand most recently served as Vice President and Head of Biology at OnCore Biopharma, where he led efforts in virology and immunology to develop curative approaches for chronic HBV infections. He previously directed the virology program at Vertex Pharmaceuticals and at Immusol/Itherex Pharmaceuticals. He also held academic positions in the Department of Microbiology and Immunology at the University of Texas Medical Branch. Dr. Rijnbrand is the recipient of academic honors and awards, and is an author on nearly 40 publications and an inventor on six patents. He holds an MSc from the University of Utrecht and a PhD from the University of Leiden, Netherlands

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection (HBV). Our strategy is to target the three pillars necessary to develop a curative regimen for HBV, including suppressing HBV replication within liver cells, stimulating and reactivating the body's immune system so that it can mount an effective defense against the virus and, most importantly, eliminating the reservoir of viral genomic material known as covalently closed circular DNA, or cccDNA, that is the source of HBV persistence. Our portfolio of assets includes eight drug candidates for use in combination to develop a cure for HBV, and includes our product TKM-HBV currently in Phase 1 clinical studies.

We also have a pipeline of non-HBV assets in oncology, anti-viral and metabolic therapeutics that leverage our expertise in RNA interference (RNAi) therapeutics and leading Lipid Nanoparticle (LNP) technology. RNAi and LNP technology have the potential to generate new therapeutics that take advantage of the body's own natural processes to silence disease causing genes, or more specifically, to eliminate specific gene-products, from the cell. We intend to maximize the value of our non-HBV assets in the clinic, namely: TKM-PLK1 for advanced gastrointestinal neuroendocrine tumors, adrenocortical carcinoma and hepatocellular carcinoma; and TKM-Ebola, and TKM-Ebola-Guinea for ebola virus disease; as well as our preclinical programs in metabolic disorders and filoviruses.

Tekmira is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.tekmira.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements in this press release include statements about three new executive appointments; advancing novel, combination therapeutic solutions and establishing Tekmira as a global industry leader pioneering a cure for HBV; the potential of RNAi and LNP technology; and Tekmira's intent to maximize the value of their non-HBV assets.

With respect to the forward-looking statements contained in this press release, Tekmira has made numerous assumptions regarding, among other things: the continued availability, suitability, and willingness to serve of the three new executives; stability of economic and market conditions; and the continued demand for Tekmira's assets. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: economic and market conditions may worsen; the three new executives may become unable, unsuitable, or unwilling to serve Tekmira; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Tekmira may not receive the necessary regulatory approvals for the clinical development of Tekmira's products; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to: media@tekmira.com